PROSPECTUS SUPPLEMENT                         This Prospectus Supplement, filed
FOR THE PERIOD ENDING                         pursuant to Rule 424(b)(3),
MAY 31, 1999 TO                               relates to Registration Statement
PROSPECTUS DATED                              33-71502-01 and the Prospectus
NOVEMBER 19, 1993                             dated November 19, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 1999


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                      0-23108                       Not Applicable
--------                      -------                       --------------
(State of                     (Commission                   (IRS Employer
organization)                 File Number)                  Identification No.)


c/o Greenwood Trust Company
12 Read's way
New Castle, Delaware                            19720
-----------------------------------------------------
(Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (302) 323-7184


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 165
                         Index to Exhibits is on page 8

Item 5.  Other Events

A)  Series 1993-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(a) hereto. June 15, 1999 is also the date on which holders of Class B Certificates received final payment of principal and interest (holders of the Class A Certificates received final payment of principal and interest on May 17, 1999). Accordingly, Series 1993-2 terminated after the final payment on June 15, 1999 and no further Monthly Certificateholders' Statements will be forwarded to Investor Certificateholders of this Series.

B)  Series 1993-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(b) hereto.

C)  Series 1994-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-A:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(e) hereto.

F)  Series 1995-1:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1995-2, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(h) hereto.

I)  Series 1996-1:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-4:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(l) hereto.

M)  Series 1997-1:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(n) hereto.

O)  Series 1997-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(o) hereto.

P)  Series 1997-4:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(p) hereto.

Q)  Series 1998-1:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(q) hereto.

R)  Series 1998-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(r) hereto.

S)  Series 1998-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(s) hereto.

T)  Series 1998-4:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(t) hereto.

U)  Series 1998-6:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(u) hereto.

V)  Series 1998-7:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1998-7, which is attached as Exhibit 20(v) hereto.

W)  Series 1999-1:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1999-1, which is attached as Exhibit 20(w) hereto.

X)  Series 1999-2:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1999-2, which is attached as Exhibit 20(x) hereto.

Y)  Series 1999-3:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1999-3, which is attached as Exhibit 20(y) hereto.

Z)  Series 1999-4:
    -------------
On June 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the May 1999 Due Period with respect to Series 1999-4, which is attached as Exhibit 20(z) hereto.

Item 7. Financial Statements and Exhibits

c)    Exhibits

Exhibit No.    Description
-----------    -----------
20(a)          Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1993-2 that accompanied the final distribution of principal and interest on June 15, 1999.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1993-3.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-2.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-3.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-A.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-1.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-2.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-3.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-1.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-2.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-3.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-4.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-1.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-2.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-3.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-4.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-1.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-2.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-3.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-4.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-6.

20(v) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-7.

20(w) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-1.

20(x) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-2.

20(y) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-3.

20(z) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-4.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                          By: GREENWOOD TRUST COMPANY
                              as originator of the Trust

                          By:      John J. Coane
                              ---------------------------------
                              John J. Coane
                              Vice President, Chief Accounting
                              Officer and Treasurer

Date:  June 15, 1999

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
20(a)          Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1993-2.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1993-3.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-2.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-3.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1994-A.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-1.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-2.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1995-3.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-1.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-2.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-3.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1996-4.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-1.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-2.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-3.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1997-4.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-1.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-2.

20(s) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-3.

20(t) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-4.

20(u) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-6.

20(v) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1998-7.

20(w) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-1.

20(x) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-2.

20(y) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-3.

20(z) Monthly Certificateholders' Statement, related to the Due Period ending May 31, 1999, for Series 1999-4.